                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           FOSTER WHEELER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      NOTICE OF MEETING AND PROXY STATEMENT

                           FOSTER WHEELER CORPORATION
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                         ------------------------------
                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1999
                         ------------------------------


      The Annual Meeting of Stockholders of Foster Wheeler Corporation will be held at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey, on Monday, April 26, 1999, at 10:30 a.m. for the following purposes:

      1.    To elect four Directors.

      2.    To act upon a proposal to amend the 1995 Stock Option Plan.

      3. To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent accountants for 1999.

      4. To transact such other business as may properly come before the meeting or adjournments thereof.

      The Board of Directors has fixed the close of business on March 9, 1999, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting or adjournments thereof.

      Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card. The ticket attached to the proxy card will admit you to the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, you may request a ticket by writing to the office of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000, and including proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, bank or nominee holding your stock, confirming beneficial ownership.


                               By Order of the Board of Directors



                               LISA FRIES GARDNER
                               Vice President & Secretary

March 18, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE BOX ON THE PROXY CARD.

                           FOSTER WHEELER CORPORATION
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
                        --------------------------------

                                 PROXY STATEMENT
                        --------------------------------

                   For the 1999 Annual Meeting of Stockholders
                            to be held April 26, 1999
                        --------------------------------

                               GENERAL INFORMATION


      This statement is furnished in connection with the solicitation by the Board of Directors of Foster Wheeler Corporation (hereinafter the "Corporation" or "Foster Wheeler") of proxies for use at the 1999 Annual Meeting of Stockholders of the Corporation, to be held at the time, place and for the purposes set forth in the accompanying Notice of 1999 Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about March 18, 1999.

      Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a stockholder by written notice of such revocation, a duly executed proxy bearing a later date delivered to the Inspectors of Election at any time prior to the shares represented by such earlier proxy being voted or if the stockholder executing the proxy is present at the meeting, voting in person.

      Copies of the Corporation's Summary Annual Report to Stockholders and the Corporation's Annual Report on Form 10-K for the fiscal year ended December 25, 1998, are enclosed with this Proxy Statement.

      The Board of Directors has fixed the close of business on March 9, 1999, as the record date for determination of stockholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 1, 1999, the outstanding voting securities of the Corporation consist of 40,708,296 shares of Common Stock, $1.00 par value, holders of which are entitled to one vote per share.

                                     ITEM 1
                              ELECTION OF DIRECTORS

      The Restated Certificate of Incorporation divides the Board of Directors into three classes, with one class of directors elected each year for a three-year term. The term of directors in one class expires in 1999. The four directors in this class have been nominated for election for terms expiring in 2002. With the exception of Mr. John P. Clancey, all nominees were previously elected by the stockholders. Mr. Clancey was elected as a Director by the Board effective March 30, 1999. The proxy agents of the Board of Directors intend to vote for the election of the nominees named below, unless instructed otherwise. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. The Restated Certificate of Incorporation of the Corporation provides that the Board of Directors shall consist of not less than 9 nor more than 20

Directors as shall be fixed from time to time by the Board. The number of Directors, effective March 30, 1999, shall be fixed at 11.

      The following table of Director nominees is based upon information furnished by the nominees as of March 1, 1999:

                                                                                                        SHARES OF
                                 YEAR                  PRINCIPAL OCCUPATION                             COMMON STOCK
                                 FIRST                 DURING PAST FIVE YEARS                           OWNED
     NAME               AGE      ELECTED               AND OTHER DIRECTORSHIPS                          BENEFICIALLY (1)
     ----               ---      -------               -----------------------                          -------------
Louis E. Azzato          68      1978          Retired, formerly Chairman and Chief                        114,765
                                               Executive Officer of the Corporation.                       (80,416)

John P. Clancey          53      1999          President and Chief Executive Officer of                        500
                                               Sea-Land Service Inc. (Transportation);                          (0)
                                               Director--UST Inc.

David J. Farris          63      1996          Retired Chief Operating Officer of Beneficial                18,000
                                               Corporation and Retired President                            (8,000)
                                               and Chief Executive Officer of Beneficial
                                               Management Corporation (Financial Services);
                                               Director--Household International Inc.

Constance J. Horner      57      1996          Guest scholar at The Brookings Institution since              9,086
                                               1993.  Commissioner, U.S. Commission on Civil                (8,000)
                                               Rights 1993 - 1998 (Government).
                                               From 1991 to 1993, Assistant to
                                               the President and Director of
                                               Presidential Personnel at the
                                               White House; Director--Ingersoll-Rand
                                               Company, Pfizer, Inc., Prudential
                                               Insurance Company of America.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES.

      Similar information concerning the Directors whose terms of office continue after the 1999 Annual Meeting is as follows:



Eugene D. Atkinson       54      1995          Limited Partner, Goldman, Sachs & Co. and                   15,000
(Term ends 2001)                               Chairman of Goldman Sachs (International).                 (10,000)
                                               Formerly held several executive positions with
                                               Goldman, Sachs & Co. (Investment Banking).


----------------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses.

                                                                                                        SHARES OF
                                 YEAR                  PRINCIPAL OCCUPATION                             COMMON STOCK
                                 FIRST                 DURING PAST FIVE YEARS                           OWNED
     NAME               AGE      ELECTED               AND OTHER DIRECTORSHIPS                          BENEFICIALLY (1)
     ----               ---      -------               -----------------------                          -------------
Martha Clark Goss        49      1994          Vice President and Chief Financial Officer of                15,707
(Term ends 2000)                               Booz, Allen & Hamilton Inc. (Management                     (12,000)
                                               Consulting).  Prior to July 1995, Senior Vice
                                               President of The Prudential Insurance Company
                                               of America.  From 1981 to July 1995, an officer
                                               of various Prudential companies; Director--Dexter
                                               Corporation.

E. James Ferland         56      1993          Chairman of the Board, President and Chief Executive         23,000
(Term ends 2001)                               Officer of Public Service Enterprise Group Incorporated     (14,000)
                                               and Chairman of the Board and Chief Executive Officer
                                               of Public Service Electric and Gas Company (Utilities);
                                               Director--HSB Group Inc., Public Service Enterprise
                                               Group Incorporated.

Joseph J. Melone         67      1988          Chairman Emeritus, The Equitable Companies                   21,500
(Term ends 2001)                               Incorporated.  (Insurance and Financial Services).          (18,000)
                                               Formerly President and Chief Executive Officer,
                                               The Equitable Companies Incorporated. Director--
                                               The Equitable Companies Incorporated.

David J. Roberts         54      1994          Vice Chairman, since April 1, 1994, and Chief               120,361
(Term ends 2000)                               Financial Officer of the Corporation, since April 1987.     (91,667)
                                               Formerly held several financial positions with the
                                               Corporation and its subsidiaries.

John E. Stuart           55      1997          Former Chairman and Chief Executive Officer of IKON           9,000
(Term ends 2000)                               Office  Solutions (Office Products).  From August 1993       (6,000)
                                               to December 1996, Chairman, President and Chief
                                               Executive Officer of Alco Standard Corporation.

Richard J. Swift         54      1993          Chairman, President and Chief Executive Officer             289,782
(Term ends 2001)                               of the Corporation since April 1994.  Formerly held        (234,167)
                                               several executive positions with the Corporation
                                               and its subsidiaries.  Director--Public Service
                                               Enterprise Group Incorporated, Ingersoll-Rand Company.


----------------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan, the Corporation's 1995 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment powers. 106,688 shares owned by the Officers of the Corporation have restrictions on the sale of such shares.

      Following is stock ownership information as of March 1, 1999 for Messrs.
N. William Atwater, Henry E. Bartoli and John C. Blythe, Officers of the Corporation who are listed in the compensation tables that follow, but are not included in the Director tabulations above:

                                                                                                        SHARES OF
                                                                                                        COMMON STOCK
                                                                                                        OWNED
       NAME                                          TITLE                                              BENEFICIALLY (1)
       ----                                          -----                                              ----------------
N. William Atwater                             Executive Vice President                                    101,715
                                                                                                           (97,500)

Henry E. Bartoli                               Senior Vice President  -                                      83,489
                                               Energy Equipment Group                                       (72,500)

John C. Blythe                                 Senior Vice President  -                                      14,510
                                               Engineering & Construction Group                             (10,800)


All current Directors, Director nominees and Officers of the Corporation                                  1,070,530
   as a group (20 persons) as of March 1, 1999.                                                            (860,103)

----------------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and the Corporation's 1995 Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. 106,688 shares owned by the Officers of the Corporation have restrictions on the sale of such shares.


      No individual Director, Director nominee or Officer of the Corporation owns 1% or more of the Corporation's Common Stock. The 20 member group owns less than 1% of the Corporation's Common Stock.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of March 1, 1999, the following organization is known by Foster Wheeler to be the beneficial owner of more than five percent of the outstanding Common Stock of the Corporation.

                              NAME AND ADDRESS                              SHARES OF STOCK
     TITLE OF CLASS           OF BENEFICIAL OWNER                          BENEFICIALLY OWNED        PERCENT OF CLASS
     --------------           -------------------                          ------------------        ----------------
     Common              The Regents of The University of California           3,483,550 (1)              8.6%
                         1111 Broadway, 14th Floor
                         Oakland, CA 94607

-----------------

(1)   As reported on a Schedule 13G dated January 22, 1999.

                             COMMITTEES OF THE BOARD

      The Board of Directors of the Corporation has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Committee on Nominees for Directors and Officers, the Compensation Committee, the Finance Committee and the Retirement Plan Committee.

      The members of the Audit Committee are Mr. John E. Stuart, Chairman; Mr. David J. Farris; Ms. Constance J. Horner and Mr. Joseph J. Melone. During the last fiscal year, this Committee held four meetings. The functions of this Committee are to review Management's recommendations for the engagement or discharge of independent accountants; to review the audit plans prepared by the independent accountants and internal auditors, and to monitor the progress of the plans; to review compliance with Corporate policies; to annually review the status of any significant litigation; to review the results of the audit, the Corporation's financial statements and the Corporation's system of internal accounting control, with the independent accountants; to review fees of the independent accountants; and to report the Committee's findings to the full Board of Directors.

      The members of the Committee on Nominees for Directors and Officers are Mr. Joseph J. Melone, Chairman; Mr. Eugene D. Atkinson; Mr. Louis E. Azzato; Mr.
E. James Ferland and Mr. Richard J. Swift. During the last fiscal year, this Committee held four meetings. The functions of this Committee are to recommend to the Board the nominees for election as Directors and Officers, and to consider performance of incumbent Directors and Officers to determine whether to nominate them for re-election. The Committee will consider Director nominees recommended by stockholders. Such recommendations should be made by letter, including a description of the proposed nominee's qualifications, biographical information and willingness to serve, and sent to the attention of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000 by November 20, 1999 for the 2000 Annual Meeting of Stockholders.

      The Compensation Committee consists of Mr. Joseph J. Melone, Chairman; Mr. Eugene D. Atkinson; Mr. David J. Farris; Ms. Martha Clark Goss and Mr. John E. Stuart. During the last fiscal year, this Committee held three meetings. The functions of this Committee are to recommend to the Board compensation arrangements for Directors and Officers, and to approve specific benefits under such arrangements.

      Following are the members of the Finance Committee: Mr. E. James Ferland, Chairman; Mr. Eugene D. Atkinson; Mr. David J. Farris; Ms. Martha Clark Goss; Ms. Constance J. Horner and Mr. David J. Roberts. Four meetings of this Committee were held during the last fiscal year. This Committee reviews the consolidated financial results of the Corporation; establishes payment schedules for dividends; and reviews matters that may have an impact on the Corporation's financial statements, including cash flows.

      The members of the Retirement Plan Committee are: Ms. Martha Clark Goss, Chairman; Messrs. Eugene D. Atkinson; Louis E. Azzato; E. James Ferland; Ms. Constance J. Horner and Mr. David J. Roberts. Messrs. Robert D. Iseman and James
E. Schessler are Ex Officio members. During the last fiscal year, five meetings of the Retirement Plan Committee were held. The Committee's authority is to recommend the allocation of pension fund assets to the Board of Directors; recommend qualified investment managers and/or trustees for pension fund assets to the Board of Directors; monitor the results of the investment managers and/or trustees and meet during the year to discuss their performance; set investment manager guidelines and objectives and recommend appropriate action to the Board if guidelines and objectives are not being met.

                            COMPENSATION OF DIRECTORS

      Thirteen meetings of the Board of Directors were held during the last fiscal year. Each director attended 93% or more of the total number of meetings of the Board and the Board Committees on which he or she served. Directors who are employees of the Corporation received no additional compensation for their services as directors. Nonemployee directors receive an annual retainer of $26,000 and $1,200 for each Board meeting attended. In addition, each nonemployee director receives $1,200 for each meeting of a Committee of the Board attended; the Committee Chairman receives $2,000 for each such meeting. Nonemployee directors are permitted to defer all or part of their retainer or Board and Committee fees until their retirement or other termination of status as a director. Deferred amounts accrue interest at an annual rate equal to the rate charged by First Union National Bank for prime commercial loans of 90-day maturity.

      The Corporation's stockholders, at the 1990 Annual Meeting, approved The Directors' Stock Option Plan ("Directors' Plan") and at the April 28, 1997 Annual Meeting, the stockholders approved amending the Directors' Plan. Pursuant to the Directors' Plan, each director who is not an employee of the Corporation or one of its subsidiaries receives, following the Annual Meeting each year, a nonqualified option to purchase 3,000 shares of the Corporation's Common Stock. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

      Effective October 15, 1998, for a term of one year, the Corporation has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Continental Casualty Corporation in respect of indemnification of Directors and Officers. The scope of these policies is similar to coverage under prior policies held by the Corporation. The annual premium for this coverage is $323,000.

                       COMPENSATION OF EXECUTIVE OFFICERS
             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Executive Compensation Plan (the "Plan") for executives of the Corporation was originally designed in 1987 by an independent consultant. It was reviewed, modified, and in 1988 approved and adopted by the Compensation Committee (the "Committee") and the Board of Directors. Since then it has been regularly reviewed and modified by the Committee and the Board. The Plan is intended to meet two primary objectives: to attract and retain highly-qualified executives to manage the Corporation's business and to reward those executives if their performance and the Corporation's results so warrant. The Committee, subject to review by the Board, is responsible for the implementation and administration of all aspects of the Plan. Any payments made under this Plan are ultimately at the discretion of the Board. The Committee has considered the effects of certain provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding $1 million. The Committee has determined that there is no material impact on the Corporation at this time as a result of these provisions.

      BASE SALARY

      The first component of each executive's compensation is base salary. As part of its consideration relative to salary, the Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Corporation's staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Committee a specific salary, within that range, for each executive. The Committee considers that proposal, and then recommends a salary for each executive to the Board for its consideration and approval. The Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Corporation as a whole, are all taken into account. The Corporation does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.

      ANNUAL INCENTIVE

      The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business-unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Committee and, as proposed or modified, are recommended to the Board for its consideration and approval. The actual incentive payment is solely determined by measurement of actual performance of the Corporation and each business unit against the established targets. This payment can range from zero to 93.75 percent of annual salary in the case of the Chief Executive Officer and from zero to 60 percent of annual salary in the case of other officers depending upon the extent to which earnings targets are deficient, achieved, or exceeded.

      LONG-TERM INCENTIVES

      The Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of a long-term unit is performance-based and is determined by the growth in earnings and return on equity during the three-year period. The number of performance units were determined in a manner such that certain growth in earnings and returns on equity would result in an incentive payment to the executives which together with salary and annual incentives would provide competitive total compensation. The actual payout is determined by the achievement of considerable earnings growth combined with a reasonable return on equity over a three-year cycle.

      The Plan also provides for long-term incentives to executives in the form of annual grants of stock options. Such options are granted at the per-share market price of the Corporation's stock on the date of the award, vest in installments over a three-year period and only become valuable if the market price of the Corporation's stock increases.

      As outlined above, pursuant to the Plan, the 1998 base salary for Mr. Swift was determined by the Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Corporation's staff, and then recommended to the Board for its consideration and approval. There was no annual or long-term incentive cash payout for 1998. Mr. Swift received a restricted stock award as set forth in the Summary Compensation Table. In accordance with the Plan, the Committee recommended, and the Board approved, a stock option grant to Mr. Swift of 50,000 shares at the market price on January 2, 1998 which vests in installments over a three-year period.




                             COMPENSATION COMMITTEE:
                           Joseph J. Melone, Chairman
            Eugene D. Atkinson                    Martha Clark Goss
            David J. Farris                       John E. Stuart

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following Directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman; Eugene D. Atkinson; David
J. Farris; E. James Ferland (January 1 - April 27, 1998); Ms. Martha Clark Goss; Messrs. Frank E. Perkins (January 1 - April 27, 1998) and Charles Y. C. Tse (January 1 - January 27, 1998). Mr. Swift serves as a director of Public Service Enterprise Group Incorporated. Mr. Ferland is Chairman, President, Chief Executive Officer and a director of that company.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The following line graph compares the five-year cumulative total stockholder return of (i) Foster Wheeler Corporation Common Stock, (ii) the S&P 500 Index, and (iii) a line-of-business index consisting of the Dow Jones Heavy Construction Industry Group and McDermott International, Inc. (the "Industry Group").

      In the preparation of the line graph, the following assumptions have been used: (i) $100 was invested on December 31, 1993 in Foster Wheeler Common Stock, the S&P 500 Index, and the Industry Group, (ii) dividends were reinvested and
(iii) the investment is weighted on the basis of market capitalization.

                              [LINE GRAPH OMITTED]

                                    YEARS ENDING
                            DEC. 93     DEC. 94      DEC. 95        DEC. 96         DEC. 97      DEC. 98
--------------------------------------------------------------------------------------------------------
Foster Wheeler              100           90.58      132.25         120.17           88.18        44.75
S&P 500 Index               100          101.32      139.40         174.81          224.34       294.89
Industry Group (1)          100           99.66      136.64         127.69          107.45       105.70

(1) In June 1998, Zurn Industries, a participant in the Dow Jones Heavy Construction Industry Index, merged into U.S. Industries and consequently was eliminated from the Index.

                           SUMMARY COMPENSATION TABLE

      The following is a tabulation of compensation paid or set aside by the Corporation and its subsidiaries during each of the Corporation's last three fiscal years for the Chief Executive Officer ("CEO") and the four most highly-compensated executive officers of the Corporation, other than the CEO, who were serving as executive officers at the end of the last fiscal year.

------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                Long Term Compensation
                                      ------------------------      --------------------------------------
                                                                            Awards                Payouts
                                                                    -----------------------      ---------
   Name and Principal       Year      Salary ($)      Bonus ($)     Restricted  Securities       Long Term        All Other
        Position                                                      Stock     Underlying       Incentive      Compensation
                                                                    Awards (1)    Options/       Payouts ($)       ($) (2)
                                                                                  SARs (#)
==============================================================================================================================
Richard J. Swift            1998       $725,000        $      0     $421,283       50,000         $      0         $  4,800
Chairman, President         1997       $630,000        $      0     $      0       50,000         $      0         $  4,750
& CEO                       1996       $605,000        $320,650     $      0       50,000         $465,215         $  4,500
------------------------------------------------------------------------------------------------------------------------------
David J. Roberts            1998       $389,000        $      0     $255,002       25,000         $      0         $  4,800
Vice Chairman & Chief       1997       $374,000        $      0     $      0       25,000         $      0         $  4,750
Financial Officer           1996       $362,500        $153,700     $      0       25,000         $307,230         $  4,500
------------------------------------------------------------------------------------------------------------------------------
N. William Atwater          1998       $388,000        $      0     $      0       25,000         $175,000         $  4,800
Executive Vice              1997       $373,000        $      0     $      0       25,000         $      0         $  4,750
President                   1996       $362,000        $184,656     $      0       25,000         $275,250         $  4,500
------------------------------------------------------------------------------------------------------------------------------
Henry E. Bartoli            1998       $330,000        $      0     $ 85,000       25,000         $133,807         $  4,800
Senior Vice President       1997       $310,000        $      0     $      0       25,000         $      0         $  4,750
                            1996       $291,500        $103,144     $      0       25,000         $299,854         $  4,500
------------------------------------------------------------------------------------------------------------------------------
John C. Blythe              1998       $287,500(3)     $192,000(4)  $ 48,000       17,500         $      0         $181,592(5)
Senior Vice President
------------------------------------------------------------------------------------------------------------------------------

---------------------------

(1) Represents the dollar value of the restricted Foster Wheeler Corporation common stock on January 26, 1999 (the award date). Either all or a portion of the long-term incentive payouts were paid in the form of restricted stock.

(2)   Corporation match on employee 401(k) contribution.

(3) Mr. Blythe became an executive officer of the Corporation effective as of July 1, 1998. His 1998 salary includes payments which Mr. Blythe received from Foster Wheeler Limited (U.K.) in his position as President and Chief Executive Officer of that company from January 1, 1998 to June 30, 1998.

(4) The bonus paid to Mr. Blythe includes a bonus earned in his position as President and Chief Executive Officer of Foster Wheeler Limited (U.K.) and a guaranteed bonus in connection with his relocation from the United Kingdom.

(5) In 1998, the Corporation reimbursed Mr. Blythe for expenses associated with relocation from the United Kingdom in the amount of $72,386 plus $63,206 for the payment of taxes by Mr. Blythe in connection with such reimbursement. In October 1998, the Corporation made a four year interest-free loan to Mr. Blythe in the amount of $144,600 to assist him with unreimbursed relocation expenses. The interest on the same loan using the current market interest rate would be approximately $46,000.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

      As part of the long-term incentive portion of the Corporation's Executive Compensation Plan, "performance units", which may pay out in cash upon completion of a three-year cycle, are awarded annually to Corporate Officers. The following table sets forth awards in 1998 to the named individuals, along with the assumed values of the awards at the end of the three-year Plan cycle. The ultimate value of the award will be based upon the Corporation's earnings growth rate and return on equity. For a discussion of award criteria see the Long-Term Incentives section of the Compensation Committee Report on Executive Compensation which appears earlier in this Proxy Statement.

----------------------------------------------------------------------------------------------------------------------
                                                                            Estimated Future Payouts Under
                                                                              Non-Stock Price-Based Plans
                                                                ------------------------------------------------------
                                          Performance or
                                           Other Period
                          Number of            Until
                      Shares, Units or     Maturation or        Threshold           Target              Maximum
        Name          Other Rights (#)        Payout               ($)                ($)                 ($)
----------------------------------------------------------------------------------------------------------------------
R. J. Swift                  335              3 Years               0              $335,000            $670,000
----------------------------------------------------------------------------------------------------------------------
D. J. Roberts                200              3 Years               0              $200,000            $400,000
----------------------------------------------------------------------------------------------------------------------
N. W. Atwater                150              3 Years               0              $150,000            $300,000
----------------------------------------------------------------------------------------------------------------------
H. E. Bartoli                150              3 Years               0              $150,000            $300,000
----------------------------------------------------------------------------------------------------------------------
J. C. Blythe                 150              3 Years               0              $150,000            $300,000
----------------------------------------------------------------------------------------------------------------------

                        OPTION GRANTS IN LAST FISCAL YEAR

      Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. The options were granted pursuant to the terms of the Corporation's Executive Compensation Plan and the 1995 Stock Option Plan, which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of an option becomes exercisable after one year, two-thirds after two years and the entire option is exercisable after three years.

--------------------------------------------------------------------------------------------------------------------
                          Number of
                         Securities         % of Total
                         Underlying       Options Granted                                            Grant Date
                           Options        to Employees in   Exercise or Base      Expiration        Present Value
        Name             Granted (#)        Fiscal Year      Price ($/Share)         Date               $ (1)
--------------------------------------------------------------------------------------------------------------------
R. J. Swift                50,000             12.82%             $27.625            1/2/08            $397,500
--------------------------------------------------------------------------------------------------------------------
D. J. Roberts              25,000              6.41%             $27.625            1/2/08            $198,750
--------------------------------------------------------------------------------------------------------------------
N. W. Atwater              25,000              6.41%             $27.625            1/2/08            $198,750
--------------------------------------------------------------------------------------------------------------------
H. E. Bartoli              25,000              6.41%             $27.625            1/2/08            $198,750
--------------------------------------------------------------------------------------------------------------------
J. C. Blythe               17,500              4.49%             $27.625            1/2/08            $139,125
--------------------------------------------------------------------------------------------------------------------

(1) Based on the Black-Scholes option pricing model, using the following assumptions: 1) the average of the high and low of the price of Foster Wheeler Common Stock on the day the options were issued was $27.625; 2) the option exercise price is $27.625 per share, the average of the high and low of the price of the stock on the date of option issue; 3) the dividend yield of the stock was 3.04% (This was based upon the actual dividend yield as of January 2, 1998); 4) the expected term of the options is 5 years; 5) the risk free rate of return on the issuance date for the expected term of the option was 5.63% (the Treasury Bond Rate for 5 years as of January 2, 1998); and 6) the volatility of the stock was calculated empirically to be .3298, using Foster Wheeler stock pricing data for the 90 trading days immediately preceding the date of issuance of the options.

                               PENSION PLAN TABLE

      The following table illustrates annual retirement benefits under the Corporation's regular and supplementary pension plans but not including the 401(k) Plan for executive officers based on the average annual compensation and service shown.

                            Years of Pension Credited Service After April 1, 1976
---------------------------------------------------------------------------------------------------------
       Average Annual
       Compensation in Five
       Highest Years of the
       Last Ten Years
       Preceding Retirement               15                   20                 25               30
       ---------------------              --                   --                 --               --
            $  300,000                $ 90,000              $120,000         $150,000           $180,000
            $  400,000                $120,000              $160,000         $200,000           $240,000
            $  500,000                $150,000              $200,000         $250,000           $300,000
            $  600,000                $180,000              $240,000         $300,000           $360,000
            $  700,000                $210,000              $280,000         $350,000           $420,000
            $  800,000                $240,000              $320,000         $400,000           $480,000
            $  900,000                $270,000              $360,000         $450,000           $540,000
            $1,000,000                $300,000              $400,000         $500,000           $600,000
            $1,100,000                $330,000              $440,000         $550,000           $660,000
            $1,200,000                $360,000              $480,000         $600,000           $720,000
            $1,300,000                $390,000              $520,000         $650,000           $780,000
            $1,400,000                $420,000              $560,000         $700,000           $840,000

      For service after April 1, 1976, the retirement benefit is based on average annual compensation (which would include amounts in the "Salary," "Bonus" and "Long-Term Incentive Payouts" columns in the Summary Compensation Table which appears earlier in this Proxy Statement) during the five highest years in the last ten years of employment. The Corporation's pension is solely noncontributory. The benefits in the foregoing table are computed as a straight life annuity payable at normal retirement age and are subject to deduction for
(a) the annuity equivalent of the Corporation provided accumulated contributions under the Corporation's 401(k) Plan, and (b) one-half of the Supplemental Employee Retirement Plan ("SERP") participant's age 65 social security benefit determined as of his date of retirement. The (i) credited years of service after April 1, 1976, assuming retirement at the normal retirement age of 65, (limited to a maximum of 30 years) and (ii) the amount of annual "frozen benefits" earned prior to the current plan (which would be additive to benefits under the current plan) for those individuals named in the Summary Compensation Table are as follows: R. J. Swift: 31 1/2 years - $399 D. J. Roberts: 21 years - $427; N. W.
Atwater: 23 1/2 years - $10,259; H. E. Bartoli: 18 1/2 years - $0; J. C. Blythe is not a participant in the current pension plan - $0.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth, for the named individuals, the number of shares of Foster Wheeler Common Stock acquired upon option exercise during 1998, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 25, 1998.

--------------------------------------------------------------------------------------------------------------------
                                                                                              Value of Unexercised
                                                                       Number of Securities   In-the-Money Options
                                                                            Underlying            at FY-End ($)
                                                                        Unexercised Options
                                                                           at FY-End (#)
                                                                       ---------------------  ----------------------
                          Shares Acquired on            Value              Exercisable/           Exercisable/
         Name                Exercise (#)           Realized ($)           Unexercisable          Unexercisable
--------------------------------------------------------------------------------------------------------------------
R. J. Swift                        0                      0               184,167/100,000             $0/$0
--------------------------------------------------------------------------------------------------------------------
D. J. Roberts                      0                      0                66,667/ 50,000             $0/$0
--------------------------------------------------------------------------------------------------------------------
N. W. Atwater                      0                      0                72,500/ 50,000             $0/$0
--------------------------------------------------------------------------------------------------------------------
H. E. Bartoli                      0                      0                47,500/ 50,000             $0/$0
--------------------------------------------------------------------------------------------------------------------
J. C. Blythe                       0                      0                 5,800/ 17,500             $0/$0
--------------------------------------------------------------------------------------------------------------------

                         CHANGE OF CONTROL ARRANGEMENTS

      On September 26, 1995, the Board of Directors authorized the Corporation to enter into change of control employment agreements (the "Agreements") with its top ten Officers, including the Officers listed in the preceding tables (the "Executives"). The Agreements provide that if, within three years of a "change of control", as defined in the Agreements, the Corporation terminates an Executive's employment other than for "cause" (defined as failure to perform the Executive's duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for "good reason," (defined as diminution of duties or responsibilities, the Corporation's failure to compensate the Executive, a change in workplace, the Corporation's purported termination of the Agreement or failure to comply with the Agreement), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive's base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) three times the sum of the Executive's base salary, the highest annual bonus and the highest long-term bonus for any of the most recent three cycles completed before the change of control, plus (d) unpaid deferred compensation and vacation pay. The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under the Corporation's qualified and supplemental retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive's termination. The Corporation will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Corporation will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements, will be paid by the Corporation.

      In addition to the Agreements, there are other contracts and arrangements whereunder the Executives listed in the foregoing tables will receive payments from the Corporation in the event of a change of control. Under the Executive Compensation Plan, which is discussed in detail in the Compensation Committee Report on Executive Compensation set forth in this Proxy Statement, individual participant accruals are paid to the participants within ten days after a change of control. This Plan also provides that transfer restrictions on Corporation Common Stock received by an Executive, at the Executive's option in lieu of a cash incentive payment, lift upon a change of control. "Units" (limited stock appreciation rights) which may have been granted under the 1984 Stock Option Plan of Foster Wheeler Corporation become exercisable upon a change in control. Under the 1995 Stock Option Plan of Foster Wheeler Corporation, the Executive has the right to surrender his or her option to the Corporation and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option. The Management Incentive Life Program ("Incentive Program") and the Supplemental Employee Retirement Plan ("SERP") are annuity contracts between the Corporation and employees that contain change of control provisions. If a participant in the Incentive Program is terminated within three years after a change of control, the participant may continue in the program until the latter of (i) three years from such termination date or (ii) attainment of age 56. A participant in the SERP receives the equivalent actuarial value of his or her benefit immediately upon a change of control.


                                     ITEM 2
         PROPOSAL TO AMEND THE CORPORATION'S 1995 STOCK OPTION PLAN TO
      INCREASE THE TOTAL NUMBER OF SHARES ON WHICH OPTIONS MAY BE GRANTED


      The Corporation's Board of Directors adopted the Corporation's 1995 Stock Option Plan (the "Plan") on January 31, 1995. The Plan became effective when it was approved by the Corporation's stockholders at the annual meeting on April 25, 1995.

      The Board of Directors believes that the Plan has been worthwhile in attracting and retaining desirable key executive employees, and promoting their ownership interests in the Corporation, and wants to continue this program. As of March 1, 1999, options to purchase 1,349,584 shares of the Corporation's common stock ("Common Stock") were outstanding or approved to be granted under the Plan, at exercise prices of $13.50 to $42.1875 per share, and 2,500 shares have been issued pursuant to options exercised under the Plan since its inception. This leaves only 147,916 shares of Common Stock available for future awards of options under the Plan, which will not enable the Corporation to continue to grant options under the Plan to key employees at levels that the Corporation has determined appropriate. Accordingly, on January 26, 1999, the Board of Directors, acting on the recommendation of its Compensation Committee (the "Committee"), unanimously adopted an amendment to the Plan, subject to the approval of the stockholders, to increase the number of shares of Common Stock on which options may be granted under the Plan by 1,800,000 shares. If approved by the stockholders, the aggregate number of shares of Common Stock on which options may be granted under the Plan will be increased from the 1,500,000 shares originally authorized to an aggregate of 3,300,000 shares.

      If this proposal is adopted, the second sentence of Section 2 of the Plan would be amended to read, in its entirety, as follows:

      "The total amount of the Common Stock on which options may be granted is 3,300,000 shares."

      The affirmative vote of a majority of the votes cast at the Stockholders Meeting by the holders of shares entitled to vote is required to approve this proposal to amend the Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ITEM 2 TO AMEND THE 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ON WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN BY 1,800,000 SHARES, FROM 1,500,000 TO 3,300,000 SHARES.

      A copy of the Plan, as so amended, will be made available to any stockholder of the Corporation requesting a copy in writing. You should read the amended Plan for a full statement of its legal terms and conditions. The following is a description of several features of the Plan.

      The Committee administers and interprets the Plan. Currently, the members of the Committee are Messrs. Joseph J. Melone, Chairman; Eugene D. Atkinson; Ms. Martha Clark Goss; Messrs. David J. Farris and John E. Stuart, each of whom is a director of the Corporation, but not an employee of the Corporation. Consequently, the members of the Committee are not eligible to receive options under the Plan. If the Committee ceases or becomes unable to act, the Board of Directors will exercise all functions of the Committee under the Plan.

      Currently, approximately 92 employees, including all executive officers of the Corporation (10 in number, of whom 2 are also directors), are eligible to receive options under the Plan. As of March 1, 1999, outstanding options under the Plan are held by, or approved to be granted to, the following named individuals and groups:

                                                                                        STOCK OPTIONS
                  NAME AND POSITION                                                   (NUMBER OF SHARES)
     R. J. Swift, Chairman, President & CEO                                              200,000 shares
     D. J. Roberts, Vice Chairman & CFO                                                  100,000 shares
     N. W. Atwater, Executive Vice President                                              75,000 shares
     H. E. Bartoli, Senior Vice President - Energy Equipment Group                       100,000 shares
     J. C. Blythe, Senior Vice President - Engineering & Construction Group               46,500 shares
     All current executive officers as a group (including the above                      800,584 shares
           individuals)
     All other current management employees                                              549,000 shares
          as a group

      The individuals to whom options will be granted in the future, and the amounts of individual grants, have not been determined, but it is anticipated that, among others, all present executive officers of the Corporation, including the individuals named in the Compensation Table, will receive options under the Plan.

      The Committee determines the eligible individuals to whom options are granted under the Plan and the terms of individual options, in accordance with the Plan. Options intended to qualify as "incentive stock options" ("ISOs"), pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-qualified" stock options ("NQOs"), under Section 83 of the Code, can be issued under the Plan. Options covering more than 250,000 shares of Common Stock may not be granted to a single executive in any calendar year.

      Options granted under the Plan are only exercisable beginning one year after the date of grant, have an option price equal to 100% of the fair market value of the Common Stock on the date of grant, and must be exercised within 10 years from the date of grant. Options granted under the Plan cannot be transferred, other than by will or the laws of descent and distribution following the death of an optionholder. Optionholders may pay for shares of Common Stock purchased upon the exercise of their options under the Plan in U.S. dollars or in shares of Common Stock already owned by the optionholder. For purposes of the grant and exercise of options under the Plan, the fair market value of a share of Common Stock as of a given date is the mean of the high and low sale prices of the Common Stock on The New York Stock Exchange on such date. NQOs terminate at the stated option expiration date in the event of retirement, disability, death or termination for the convenience of the Corporation, and not later than three months after termination of employment for any other reason. ISOs must be exercised not later than three months after termination of employment, or in the event of death not later than the stated expiration date.

      If there is a "change of control" of the Corporation (as defined in the Plan), all outstanding options become fully vested and exercisable and, during the 60-day period from and after the "change of control," optionholders have the right under the Plan, unless specified otherwise when their options are granted, to surrender all or part of their outstanding options to the Corporation and receive, in cash, the difference between the "change of control price" (as defined in the Plan) of the shares covered by the option surrendered and the option exercise price of such shares, subject to certain limitations in the Plan.

      The Plan will continue in effect until all options under the Plan have been exercised or expire. ISOs, however, may not be granted after January 31, 2005. Although the Board of Directors may at any time suspend, discontinue or abandon the Plan, or from time to time revise or amend it, no action of the Board of Directors may increase the number of shares subject to the Plan or decrease the price at which options may be granted (except in the event of certain corporate changes described in the following sentence) without approval of the stockholders, or amend an outstanding option without the optionholder's consent. The Committee will, in its discretion, make appropriate adjustments in the number and class of shares available under the Plan, the option price provided for by the Plan, and the number, class and price of shares covered by outstanding options in the event of changes in the Common Stock resulting from a stock dividend, split or combination, reclassification, recapitalization, merger, consolidation, reorganization or liquidation.

      The closing price of the Common Stock on The New York Stock Exchange on March 1, 1999, was $12.25.

      The following is a brief summary of certain significant United States Federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to the Corporation and Plan participants, in connection with the grant and exercise of options under the Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes. References to the "Corporation" in this summary of tax consequences shall mean the Corporation or the subsidiary of the Corporation that employs the Plan participant, as the case may be.

      The grant of stock options under the Plan will not result in taxable income to Plan participants or an income tax deduction for the Corporation. However, the transfer of Common Stock to optionholders upon exercise of their options may or may not give rise to taxable income to such participants and tax deductions for the Corporation, depending upon whether the options are ISOs or NQOs.

      The exercise of a NQO generally results in immediate recognition of taxable ordinary income by the NQO holder and a corresponding tax deduction for the Corporation in the amount by which the fair market value of the shares of Common Stock purchased, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss of the NQO holder at the time he or she disposes of such shares.

      In general, the exercise of an ISO is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Corporation at any time unless the ISO holder disposes of the Common Stock purchased thereby within two years of the date such ISO was granted or one year of the date of such exercise (a "disqualifying disposition"). If these holding period requirements under the Code are satisfied, and if the ISO holder has been an employee of the Corporation at all times from the date of grant of the ISO to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), then such ISO holder will recognize any gain or loss upon disposition of such shares as capital gain or loss. However, if the ISO holder makes a disqualifying disposition of any such shares, he or she will generally be obligated to report as taxable ordinary income for the year in which such disposition occurred the excess, with certain adjustments, of the fair market value of the underlying stock on the date the ISO was exercised over the option price paid. The Corporation would be entitled to a tax deduction in the same amount so reported by the ISO holder. Any additional gain realized by such ISO holder on such a disqualifying disposition of such shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the ISO, the difference would be a capital loss for the ISO holder.

      Upon surrender of a NQO or ISO for cash, in the event of a "change of control" of the Corporation, the amount of cash that the optionholder receives is immediately taxable to him or her as ordinary income and deductible by the Corporation.

      Under Section 162(m) of the Code, the Corporation may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the Chief Executive Officer of the Corporation or any one of the other four highest paid executive officers who are employed by the Corporation on the last day of the Corporation's taxable year. However, certain "performance-based compensation" the material terms of which are disclosed to and approved by the Corporation's shareholders is not subject to this deduction limitation. The Corporation has structured the Plan with the intention that compensation resulting from options granted under the Plan will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

      Under certain circumstances, accelerated vesting or exercise of options granted to Plan participants under the Plan in connection with a "change of control" of the Corporation might be deemed an "excess parachute payment" for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the Plan participant would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Corporation would be denied a tax deduction for the excess parachute payment.

                                     ITEM 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Corporation for the fiscal year ending December 24, 1999, subject to ratification by the stockholders. PricewaterhouseCoopers LLP has been acting as independent accountants for the Corporation and its subsidiaries since 1977. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if he so desires.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

                                VOTING PROCEDURE

      In 1992, the Corporation adopted a confidential voting policy in connection with Annual Meetings of Stockholders. In essence, the policy provides for independent vote tabulations and inspectors, and that, with exceptions, stockholder votes not be disclosed to the Corporation.

      Under Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to vote "for," "against" or "abstain" on the proposal, or to withhold authority to vote for one or more of the nominees for Director. New York law and the Corporation's Amended By-Laws require the presence of a quorum for the Annual Meeting, which is defined as a majority of the shares entitled to vote at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

      Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval: Item 1 - The election of Directors, Item 2 - The amendment of the 1995 Stock Option Plan, and Item 3 - The ratification of the appointment of independent accountants. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the votes cast at the meeting on each matter by the holders of shares entitled to vote thereon is required to approve the amendment of the 1995 Stock Option Plan and the ratification of the Corporation's independent accountants. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with these two items.

      None of the items being voted upon is such as to afford a right of appraisal or similar right to stockholders who fail to vote or dissent as to any action taken with respect thereto.

                              2000 ANNUAL MEETING

      The 2000 Annual Meeting of Stockholders is scheduled to be held on April 24, 2000. The location has not yet been determined. Stockholder proposals must be received by the Secretary of the Corporation on or before November 20, 1999, to be included in the proxy material for the 2000 Annual Meeting of Stockholders.

                                  OTHER MATTERS

      The expense of preparing, printing and mailing this Proxy Statement and the accompanying material will be borne by the Corporation. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, or other telecommunications by Officers and regular employees of the Corporation who will receive no additional compensation therefor. In addition, the Corporation has engaged Georgeson & Company Inc. to solicit proxies from brokers and nominees at a cost of $5,700 plus out-of-pocket expenses. The Corporation will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

      The Board of Directors of Foster Wheeler knows of no other business to be presented at the meeting, but if matters other than those referred to above do properly come before the meeting, it is intended that the persons named in the proxy will vote with respect thereto in accord with their best judgment.


                                    By Order of the Board of Directors



                                    LISA FRIES GARDNER
                                    Vice President and Secretary


March 18, 1999

              1995 STOCK OPTION PLAN OF FOSTER WHEELER CORPORATION

1.    PURPOSE

      The 1995 Stock Option Plan (the "Plan") is intended to increase incentive and encourage stock ownership on the part of certain key executive employees of FOSTER WHEELER CORPORATION (the "Company") or of other corporations which are or become subsidiaries of the Company (the "Subsidiaries"). It is also the purpose of the Plan to increase the proprietary interest of such employees in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries. Options intended to qualify as "incentive stock options" ("ISO") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and "non-qualified" options under
Section 83 of the Code can be issued under the Plan.

2.    STOCK

      The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired common stock (the "Common Stock"). The total amount of the Common Stock on which options may be granted is 1,500,000 shares.

      In the event that any outstanding option under the Plan expires or is terminated, shares of Common Stock allocable to the unexercised portion of such option may again become subject to an option under the Plan.

3.    ADMINISTRATION

      The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee").

      Granting options and all matters relating to the Plan and options granted pursuant thereto are hereby delegated to the Committee except such as are expressly herein reserved to the Board of Directors or to Stockholders of the Company. Any determination reduced to writing and signed by a majority of the Committee shall be fully effective as if made by a majority vote at a meeting thereof duly called and held. The Committee may make such other rules and regulations for the conduct of its business as it shall deem advisable. The interpretation and construction by the Committee of provisions of the Plan or of options granted pursuant thereto shall be final and conclusive. No member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

      If no Committee be appointed by the Board of Directors, or if the Committee shall cease or be unable to act, all functions of the Committee shall be exercised by the Board of Directors.

4.    ELIGIBILITY

      The persons eligible to receive options shall be key executive employees (including Officers and such Directors as are employees) of the Company or Subsidiaries, as the Committee shall determine from time to time. An optionee may hold more than one option. The maximum number of shares with respect to which options may be granted to any executive during a calendar year is 250,000.

5.    GENERAL TERMS AND CONDITIONS OF OPTIONS

      Stock options granted pursuant to the Plan shall be evidenced by agreements (which need not be identical) in such form as the Committee from time to time shall determine, which agreements shall contain the following terms and conditions:

      (a)   Exercise of Options

            An option may not be exercised within one year from the date of grant of such option, or if in the opinion of counsel for the Company exercise of this option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Company shares on any securities exchange.

      (b)   Option Price

            The option shall state the option price which shall be 100% of the fair market value of the shares of Common Stock on the date of the granting of the option. The mean of the high and low sale prices of the Common Stock on the New York Stock Exchange on the day an option is granted may be taken by the Committee as the fair market value.

      (c)   Medium and Time of Payment

            The option price shall be paid upon exercise (i) in U.S. dollars, or
      (ii) in shares of Common Stock of the Company owned of record by the employee. Such stock shall be valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise.

      (d)   Term of Options

            No option shall be exercisable after ten years from the date granted.

      (e)   Continuation of Employment

            So long as the optionee shall continue to be an employee of the Company or a Subsidiary, the option shall not be affected by (i) any change of duties or position, or (ii) any temporary leave of absence approved by each employing corporation and by the Committee. Nothing in this Plan or in any option agreement hereunder shall confer upon any employee any right to continue in the employ of the Company or such Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate his employment at any time, with or without cause.

            For the purposes of this section of the Plan, a member of the Board of Directors of the Company, so long as he remains on the Board, shall not be deemed to have terminated his employment by reason of his retirement as an employee of the Company. Upon termination as a member of the Board, or death, the Board member, a legatee or legatees, or his personal representative or distributees shall have the same time period to exercise an option as provided for a retired or deceased employee.

      (f)   Assignability

            No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him or a court appointed guardian.

      (g)   Rights as a Stockholder

            An optionee shall have no rights as a Stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares.

      (h)   Change of Control

            Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the option (the "Spread") multiplied by the number of shares of Common Stock subject to the option as to which the right granted under this Section 5(h) shall have been exercised; provided, however, that if the Change of Control is within six months of the date of grant of a particular option held by an optionee who is an officer or director of the Company and is subject to
      Section 16(b) of the Exchange Act, no such election shall be made by such optionee with respect to such option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of an option held by an optionee who is an officer or director of the Company and is subject to
      Section 16(b) of the Exchange Act, such option shall be canceled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such option, equal to the Spread multiplied by the number of shares of Common Stock subject to the option.

            Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

            A "change of control" shall mean: (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

            (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) The approval by shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            For purposes of the Plan, "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change of Control, or
      (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that (x) in the case of an option which (A) is held by an optionee who is an officer or director of the Company and is subject to
      Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, the Change of Control Price for such option shall be the fair market value of the Common Stock on the date such option is exercised or deemed exercised and (y) in the case of an ISO option, the Change of Control Price shall be in all cases the fair market value of the Common Stock on the date such option is exercised. To the extent that the consideration paid in any such transaction described above consists in whole or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

6.    ADDITIONAL TERMS AND CONDITIONS OF ISO OPTIONS

      In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all ISO options:

      (a)   Term

            All ISO options granted pursuant to the Plan must be granted prior to January 31, 2005.

      (b)   Termination of Employment

            In the event that the employment of an optionee shall be terminated (otherwise than by reason of the optionee's death), the option may be exercised at any time after one year from the date of grant, but within three months after such termination, and not later than the expiration date of the option.

            If an optionee shall die while employed by the Company or a Subsidiary, or within three months after the termination of his employment, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but before the expiration date of the option.

      (c)   Limitations of Option Grants

            The aggregate annual fair market value of option stock with respect to which ISO's may become exercisable for the first time in a calendar year per employee, determined at the time of grant, shall not exceed $100,000.

7.    ADDITIONAL TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS

      In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all non-qualified stock options.

      (a)   Termination of Employment

            If an optionee retires under a pension plan of the Company or a Subsidiary, becomes disabled and is unable to continue to work, or is terminated for the convenience of the Company, the option may be exercised at any time after one year from the date of grant, but prior to the expiration date of the option.

            If an optionee dies while employed by the Company or a Subsidiary, or dies while retired, disabled or terminated as set forth in the preceding paragraph, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but prior to the expiration date of the option.

            In the event that the employment of an optionee shall be terminated, other than for the reasons set forth above, the option may be exercised at any time one year after the date of grant, but within three months after such termination, but not later than the expiration date of the option.

8.    TERM OF PLAN

      Subject to Articles 10 and 6 (a), the Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

9.    RECAPITALIZATION

      In the event of changes in the Common Stock by reason of stock dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, appropriate adjustments shall be made by the Committee in (a) the number and class of shares available under the Plan in the aggregate, (b) the option price provided for by the Plan, (c) the number and class of shares to which optionees will thenceforth be entitled upon exercise of their options, and (d) the price which optionees shall be required to pay upon such exercise.

      Whether any adjustment or modification is required as a result of the occurrence of any of the events heretofore specified, and the amount thereof, shall be determined by the Committee, which determination shall be final, binding and conclusive.

10.   AMENDMENT OF THE PLAN

      The Board of Directors of the Company may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respect whatsoever except that (a) without approval of the Stockholders of the Company, the number of shares subject to the Plan shall not be increased and the price at which options may be granted shall not be decreased, other than appropriate adjustments necessary to reflect stock dividends, split-ups, or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, and (b) an outstanding option shall not be amended in any respect without the consent of the optionee to whom granted.

11.   ADOPTION OF PLAN

      The Plan shall become effective when adopted by the Board of Directors, which was done on January 31, 1995, and approved by the Stockholders of the Company at a duly held Stockholders' meeting by favorable vote of holders of shares representing a majority of the votes entitled to be cast on matters submitted to Stockholders. Adoption of the Plan by the Board of Directors and approval of the Plan by Stockholders shall not affect the stock option plans of the Company previously adopted by the Stockholders or options outstanding under such plans.

PROXY

                           FOSTER WHEELER CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS - MONDAY, APRIL 26, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of Foster Wheeler Corporation hereby appoints Richard J. Swift, Thomas R. O'Brien and Lisa Fries Gardner, each with full power of substitution, to represent and to vote as designated on the reverse side, all of the shares of common stock of Foster Wheeler Corporation held of record in the name of the undersigned as of March 9, 1999, at the Annual Meeting of Stockholders to be held at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey at 10:30 a.m. on Monday, April 26, 1999 or any adjournments thereof.

      Please Vote on the reverse side hereof, Sign, Date and promptly return this Proxy Card using the enclosed envelope.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no directions are given, this Proxy will be voted for Items 1, 2 and 3.


           (Continued, and to be signed and dated, on the other side)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                   DIRECTIONS TO THE HUNTERDON HILLS PLAYHOUSE
                      88 ROUTE 173 WEST, HAMPTON, NJ 08827
                                 1-800-447-7313

FROM I-78 WEST: Take Exit 12. Coming off of ramp make a left onto Route 173. Go through traffic light and travel approximately 1/2 mile. Hunterdon Hills Playhouse is on your right.

FROM I-287 NORTH TO SOUTH: Follow Route 287 South to Exit 21B (Clinton) which will be Route 78 West. Follow the directions from I-78 West above.

FROM I-287 SOUTH TO NORTH: Take Route 287 North and follow signs for I-78 West, then follow directions from I-78 West above.

FROM LIVINGSTON - FLORHAM PARK AREA: Take Route 24 West to the end (staying left) and follow signs to I-287 South-Somerville, then follow directions from Route I-287 North to South.

FROM NEWARK AIRPORT: Follow signs to I-78 West. Take I-78 West for approximately 45 miles to Exit 12 and follow the directions from I-78 West above.

FROM THE HOLLAND TUNNEL: From the Holland Tunnel stay to the extreme right and take the New Jersey Turnpike extension to Exit 14. Take I-78 West and follow the directions from I-78 West above.

FROM THE LINCOLN TUNNEL: From the Lincoln Tunnel take the New Jersey Turnpike (I-95) South to Exit 14. Take I-78 West and follow the directions from I-78 West above.

FROM GARDEN STATE PARKWAY NORTH OR SOUTH: Take the Garden State Parkway to Exit
142. Follow signs for I-78 West, then follow directions from I-78 West above.

FROM ALLENTOWN AND EASTON, PA: Take Route 22 East and go over the Phillipsburg Bridge, stay on Route 22 through Phillipsburg bearing right on Route 22 to I-78 East. Stay on I-78 East to Exit 12. Make a left turn at the end of the ramp, go to the traffic light and turn left. Make a left turn at the first light onto Route 173 and go approximately 1/2 mile. The Hunterdon Hills Playhouse is on your right.

                         THIS TICKET IS NOT TRANSFERABLE

                                                          PLEASE MARK
                                                        YOUR VOTES AS   [ X ]
                                                         INDICATED IN
                                                         THIS EXAMPLE


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.


ITEM 1 Election of Four Directors

Nominees are: Louis E. Azzato, John P. Clancey, David J. Farris and Constance J. Horner

           FOR          WITHHOLD
                       AUTHORITY
           [ ]             [ ]

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.


ITEM 2 To amend the 1995 Stock Option Plan.

           FOR           AGAINST           ABSTAIN
           [ ]             [ ]               [ ]


ITEM 3 To ratify appointment of independent accountants.

           FOR           AGAINST           ABSTAIN
           [ ]             [ ]               [ ]


I WILL ATTEND THE ANNUAL MEETING.                 [ ]


Discontinue mailing of duplicate Annual Report.   [ ]


Signature(s) should be exactly as name(s) appear on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Dated:____________________________________, 1999


_________________________________________________
                  Signature

_________________________________________________
                   Signature



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


ADMISSION TICKET


                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           FOSTER WHEELER CORPORATION

                             MONDAY, APRIL 26, 1999
                                   10:30 A.M.
                            HUNTERDON HILLS PLAYHOUSE
                                88 ROUTE 173 WEST
                               HAMPTON, NEW JERSEY

================================================================================
                                  INSTRUCTIONS

1.    REVIEW AND COMPLETE THE PROXY CARD ABOVE; BE SURE TO SIGN AND DATE THE
      CARD.

2.    DETACH AND RETURN THE SIGNED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

3. IF YOU PLAN TO ATTEND THE MEETING, PLEASE RETAIN THIS ADMISSION TICKET AND MARK THE APPROPRIATE BOX ON THE PROXY CARD. DIRECTIONS TO THE MEETING SITE ARE SHOWN ON THE REVERSE SIDE. THIS TICKET ADMITS THE STOCKHOLDER(S) WHOSE NAME(S) APPEARS ON IT.
================================================================================

          YOU ARE URGED TO DATE AND SIGN THE ABOVE PROXY AND RETURN IT PROMPTLY TO ENSURE A PROPER REPRESENTATION AT THIS MEETING.